Exhibit 1.1

PAGSEGURO DIGITAL LTD.

[•] CLASS A COMMON SHARES (PAR VALUE US$0.000025 PER SHARE)

UNDERWRITING AGREEMENT

[•], 2018

[•], 2018

Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

PagSeguro Digital Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] Class A common shares (par value US$0.000025 per share) of the share capital of the Company, and Universo Online S.A. (the “Selling Shareholder”), proposes to sell to the Underwriters an aggregate of [•] Class A common shares (par value US$0.000025 per share) of the share capital of the Company and, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the option to purchase such Class A common shares granted to you in Section 3 hereof, not more than an additional [•] Class A common shares (par value US$0.000025 per share) of the share capital of the Company. The aggregate of Class A common shares to be sold by the Company and the Selling Shareholder is herein called the “Firm Shares” and the additional Class A common shares to be sold by the Selling Shareholder are herein called the “Additional Shares”. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Class A common shares (par value US$0.000025 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares, on Form F-1 (File No. 333-222292). The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents (or portions thereof), if any, incorporated by reference therein as of the date hereof.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing, as applicable, would not have, individually or in the aggregate, a material adverse effect or a prospective material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)    Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation or company under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified or be in good standing (to the extent such concept is applicable) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)    This Agreement is in an acceptable legal form under the laws of the Cayman Islands and Brazil for the enforcement thereof in such jurisdiction against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands and Brazil of this Agreement, except that, Cayman Islands stamp duty would be required to be paid before the Agreement could be admitted into evidence before the courts of the Cayman Islands and for the purpose of enforcing and admitting this Agreement executed outside Brazil into evidence before the public agencies and courts in Brazil: (A)(i) the signatures of the parties executing this Agreement outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate; (ii) this Agreement shall have been translated into Portuguese by a sworn translator; and (iii) this Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with its sworn translations; or (B) if the state in which this Agreement was executed is party to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents (the “Apostille Convention”), (i) an authority designated by the state in which this Agreement is executed shall have issued a certificate that authenticates the origin of this Agreement (“Apostille”) and (ii) the Apostille and this Agreement shall have been translated into the Portuguese language by a sworn translator.

(h)    It is not necessary under the laws of the Cayman Islands or Brazil (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in or carrying on business in the Cayman Islands or Brazil, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in the Cayman Islands or Brazil.

(i)    The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)    The Common Shares of the Company (including the Shares to be sold by the Selling Shareholder, which will be converted from Class B common shares to Class A common shares in a preliminary step prior to sale) issued and outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. [Except as described in the Time of Sale Prospectus and the Prospectus,] none of the issued and outstanding Common Shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, and no options, warrants or other rights to purchase, agreements or any other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of, or ownership interests in, the Company are outstanding.

(k)    The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered by the Company to the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or resale rights, rights of first refusal or similar rights, and will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as otherwise set forth in the Time of Sale Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands or the United States.

(l)    Under the current laws and regulations of the Cayman Islands all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the Cayman Islands and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions paid by the Company will not be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(m)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, memorandum and articles of association, by-laws or similar organizational documents of the Company or any of its subsidiaries; or (iii) result in the violation of any Brazilian, U.S. or other law or any statute or any judgment, order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any Brazilian or U.S. or, to the knowledge of the Company, any other court, arbitrator, governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any breach or violation that would not, individually or in the aggregate, have (x) a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (y) a Material Adverse Effect. No consent, approval, authorization, filing, order, registration or qualification of or with any such court or arbitrator having jurisdiction over the Company or governmental body or agency or court is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except where the lack thereof would not, individually or in the aggregate, have (i) a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (ii) a Material Adverse Effect.

(n)    Neither the Company nor any of its subsidiaries is (i) in violation of its charter, memorandum and articles of association or by-laws or similar organizational documents, as applicable; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit or loan agreement, contract, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any Brazilian, U.S. or other law or statute or any judgment, order, rule, decree or regulation of any Brazilian, U.S. or other court or arbitrator or governmental or regulatory authority except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)    No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the Cayman Islands, Brazil or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the shares by the Underwriters in the manner contemplated herein, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, and other than any Brazilian withholding tax payable on commissions due to the Underwriters and any stamp duties arising if the Agreement is executed in or brought into the Cayman Islands.

(p)    Any waiver, relief, concession or preferential treatment relating to taxes granted to the Company or any subsidiary by any Cayman Islands or Brazilian taxing authority is valid and in full force and effect.

(q)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(r)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited consolidated financial statements included in the Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree[, otherwise than as set forth or contemplated in the Time of Sale Prospectus].

(s)    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement or the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(t)    There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings disclosed in the Time of Sale Prospectus and proceedings that would not individually or in the aggregate have a Material Adverse Effect, or a material adverse effect or a prospective material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and, to the knowledge of the Company, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, provided that the Company makes no representation and warranty with respect to statements or omissions based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(v)    The Company has no reason to believe that the indemnification provisions set forth in Section 9 hereof contravene Cayman Islands or Brazilian law or public policy.

(w)    Except for the appointment of the Underwriters, who may engage in stabilization activities and as to whose actions the Company makes no representation, the Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y)    Based upon the manner in which the Company currently operates its business, management’s estimates of the Company’s gross income and assets for the current taxable year, the Company’s business plans and the Company’s current interpretation of the “passive foreign investment company” (“PFIC”) provisions in the U.S. Internal Revenue Code of 1986, as amended and the Treasury regulations promulgated thereunder, some of which are subject to revision, the Company believes that it will likely not be treated as a PFIC as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder for the current taxable year or for the foreseeable future.

(z)    The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(aa)    Other than as set forth in the Time of Sale Prospectus, the Company and its subsidiaries have made all required payments for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the subsidiaries, or to any other person except as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)    PricewaterhouseCoopers Auditores Independentes, who have (A) conducted a limited review of the unaudited interim consolidated financial statements of Pagseguro Internet S.A. (“PagSeguro Brazil”) at and for each of the nine-month periods ended September 30, 2017 and 2016 contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (B) audited the consolidated financial statements of PagSeguro Brazil at December 31, 2016, 2015 and 2014 and for each of the three years ended December 31, 2016 contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and whose report with respect to such audited annual consolidated financial statements are included in the Registration Statement, Time of Sale Prospectus and the Prospectus, are independent public accountants as required by the Securities Act and in accordance with applicable rules and regulations adopted by the U.S. Public Company Accounting Oversight Board.

(cc)    The unaudited interim consolidated financial statements of PagSeguro Brazil at and for each of the nine-month periods ended September 30, 2017 and 2016 and the audited consolidated financial statements of PagSeguro Brazil at December 31, 2016, 2015 and 2014 and for each of the three years ended December 31, 2016 and related notes thereto included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of PagSeguro Brazil and its consolidated subsidiaries, as of the dates and for the periods indicated and have been prepared in conformity with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), applied on a consistent basis throughout the periods covered thereby. The selected financial data provided in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of PagSeguro Brazil and its consolidated subsidiaries, as of the dates and for the periods indicated and was fairly prepared on a basis consistent with the financial statements and books and records of PagSeguro Brazil and its consolidated subsidiaries; and the Company and its subsidiaries do not have any material off-balance sheet liabilities and obligations, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus.

(dd)    Any market and statistical information provided in the Time of Sale Prospectus and the Prospectus are based on or furnished by sources that the Company in good faith believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained written consent for the use of such data from such sources.

(ee)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ff)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(hh)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(ii)    (i) None of the Company or its subsidiaries or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or affiliate of the Company or of any of its subsidiaries, has taken, directly or indirectly, any action that would result in a violation by such persons of (A) to the extent applicable to such persons, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or to any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA, (B) any provision of Brazil’s Anticorruption Law (Law No. 12,846/2013), or (C) any other applicable anti-bribery or anti-corruption law; (ii) the Company and its subsidiaries have conducted their businesses in compliance with such anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(jj)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable to such persons, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)    (i) None of the Company, any of its subsidiaries, or any director, or officer thereof, or, to the Company’s knowledge, any employee, agent or affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is 50% or more owned by one or more Persons that are:

(A)    currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus [and except as disclosed in the Time of Sale Prospectus and the Prospectus], (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(mm)    The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(nn)    (i) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all trademarks, trade names, service marks, patent rights, copyrights (including copyright in software), domain names, licenses, approvals, trade secrets, inventions, technology, software and source code, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and any other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary for the conduct of the business now operated by them; (ii) [except as disclosed in the Time of Sale Prospectus and the Prospectus,] the Company and its subsidiaries have not received any notice or are not otherwise aware of any claim of infringement, misappropriation or other violation of, or conflict with, any Intellectual Property Rights of others which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iii) [except as disclosed in the Time of Sale Prospectus and the Prospectus,] the Company and its subsidiaries’ conduct of their respective businesses does not conflict with, infringe, misappropriate or otherwise violate any Intellectual Property Rights of any person, and, to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries have not been in conflict with, infringed, misappropriated or otherwise been violated by any person, except where such conflict, infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(oo)    (i) Neither the Company nor any of its subsidiaries is engaged in any illegal labor practice, (ii) no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened; and (iii) there are no existing or, to the knowledge of the Company, imminent strikes, labor disputes, slowdowns or stoppages affecting the Company or its subsidiaries by the employees of any of its licensees, or outsourced companies, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(pp)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged and the locations where they operate; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(qq)    [Except as disclosed in the Time of Sale Prospectus and the Prospectus,] the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where such failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(rr)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting. [Except as disclosed in the Time of Sale Prospectus and the Prospectus,] since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ss)    To the extent applicable to the Company as an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”), the Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(tt)    No subsidiary of the Company is currently prohibited, directly or indirectly, under any law, rule, regulation, decree, order, agreement or other instrument to which it is a party or is subject from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company, from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, or from taking any other similar actions, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus.

(uu)    [Except as disclosed in the Time of Sale Prospectus and the Prospectus,] there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares to the Underwriters.

(vv)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ww)    [Except as described in the Time of Sale Prospectus and the Prospectus,] the Company and each of its subsidiaries have filed all Brazilian and Cayman Islands tax returns required to be filed (if any) through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have a Material Adverse Effect).

(xx)    From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(yy)    The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications [other than those listed on Schedule [•] hereto]. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(zz)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aaa)    The courts of Brazil would recognize as a valid judgment and enforce any final monetary or non-monetary judgment obtained against the Company in the courts of the State of New York, provided that such recognition would be provided by the Brazilian Superior Court of Justice, if such judgment (i) fulfills all formalities required for its enforceability under the laws of the country where foreign judgment was granted; (ii) is issued by a court of competent jurisdiction after proper service of process was made (and, if the relevant party is located in Brazil, service of process has been made in accordance with Brazilian law) or after sufficient evidence of the party’s absence has been given (revelia), as required under applicable law; (iii) is not subject to appeal; (iv) is Apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Apostille Convention, or is duly authenticated by the appropriate Brazilian consulate; (v) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and (vi) is not contrary to Brazilian national sovereignty, public policy or public morality.

(bbb)    The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained against the Company in the courts of the State of New York based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(ccc)    Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under U.S. federal, New York state, Cayman Islands or Brazilian law. The irrevocable and unconditional waiver and agreement of the Company contained in Section 15(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands and Brazil.

(ddd)    The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and Brazil and will be recognized and given effect by the courts of the Cayman Islands and Brazil, except for: (a) in the case of the Cayman Islands, those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws; or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands; and (b), in the case of Brazil, the choice of law will only be honored provided that (i) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (ii) the contract is considered to be international by Brazilian courts; (iii) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts and (iv) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom. For the purposes of (b)(iv) of this paragraph, Brazilian courts have exclusive jurisdiction over matters involving real estate located in Brazil and the declaration of bankruptcy by a Brazilian individual or entity.

(eee)    The Company has the power to submit, and pursuant to Section 15(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 15(a)), and has the power to designate, appoint and empower, and pursuant to Section 15(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

2.    Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)    The Selling Shareholder has been duly incorporated, is validly existing as a sociedade por ações under the laws of Brazil, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent such concept is applicable) would not have, individually or in the aggregate, a material adverse effect or a prospective material adverse effect on the Selling Shareholder and its subsidiaries, taken as a whole (a “Selling Shareholder Material Adverse Effect”).

(b)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c)    The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, by-laws or similar organizational documents of the Selling Shareholder, or (iii) any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except, in the case of clauses (i) and (iii) above, for any breach or violation that would not, individually or in the aggregate, have (x) a material adverse effect on the power or ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (y) a Selling Shareholder Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except where the lack thereof would not reasonably be expected to have (i) a material adverse effect on the power or ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (ii) a Selling Shareholder Material Adverse Effect.

(d)    The Selling Shareholder has, and on the Closing Date or each Option Closing Date, as the case may be, will have, valid title to the Shares to be sold by the Selling Shareholder at the Closing Date or each Option Closing Date, as the case may be, free and clear of all security interests, claims, liens, equities or other encumbrances.

(e)    The Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder.

(f)    The Selling Shareholder is not, as of the date hereof or as of each Closing Date, planning to dispose of the remainder of its shares in the Company, provided it is understood that the Selling Shareholder shall not be deemed to be restricted from disposing of any or all of its shares in the Company following the expiry of the “Restricted Period” in the “lock-up” agreement delivered by it to the Underwriters.

(g)    (i) No person has the right, contractual or otherwise, to cause the Selling Shareholder to sell to it any of the shares or other equity interests of the Company owned by the Selling Shareholder, including any of the Common Shares owned by the Selling Shareholder, and (ii) no person has any preemptive rights, resale rights, co-sale or rights of first refusal, options, warrants, or other rights to purchase, or convert or exchange any securities for any shares or other equity interests of the Company owned by the Selling Shareholder, including any of the Common Shares. [Except as described in the Time of Sale Prospectus and the Prospectus,] the Selling Shareholder has no options, warrants or other rights to purchase, or rights to convert any securities for shares of or ownership interests in the Company or any of its subsidiaries, including the Shares.

(h)    Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s register of members in accordance with its memorandum and articles of association, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(i)    The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be reasonably expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j)    No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of the Financial Institutions Regulatory Authority (“FINRA”).

(k)    The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(l)    [Except as disclosed in the Time of Sale Prospectus and the Prospectus,] there are no contracts, agreements or understandings between the Selling Shareholder and any person (other than this Agreement) that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares to the Underwriters.

(m)    The representations and warranties of the Company contained in Section 1 are true and correct. The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(n)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(o)    This Agreement is in proper form under the laws of Brazil for the enforcement thereof in Brazil against the Selling Shareholder, and to ensure the legality, validity, enforceability or admissibility into evidence in Brazil of this Agreement, except that, for the purpose of enforcing and admitting this Agreement executed outside Brazil into evidence before the public agencies and courts in Brazil: (A)(i) the signatures of the parties executing this Agreement outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate; (ii) this Agreement shall have been translated into Portuguese by a sworn translator; and (iii) this Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with its sworn translations; or (B) if the state in which this Agreement was executed is party to the Apostille Convention, (i) an authority designated by the state in which this Agreement is executed shall have issued an Apostille and (ii) the Apostille and this Agreement shall have been translated into the Portuguese language by a sworn translator.

(p)    There are no legal or governmental proceedings pending or threatened to which the Selling Shareholder or any of its subsidiaries is a party or to which any of the properties of the Selling Shareholder or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Selling Shareholder Material Adverse Effect, or a material adverse effect or a prospective material adverse effect on the power or ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(q)    (i) None of the Selling Shareholder or its subsidiaries or any director or officer thereof, or, to the Selling Shareholder’s knowledge, any employee, agent or affiliate of the Selling Shareholder or of any of its subsidiaries has taken, directly or indirectly, any action that would result in a violation by such persons of (A) to the extent applicable to such persons, the FCPA, including, without limitation, taking any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or to any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA, (B) any provision of Brazil’s Anticorruption Law (Law No. 12,846/2013), or (C) any other applicable anti-bribery or anti-corruption law; (ii) the Selling Shareholder and its subsidiaries have conducted their businesses in compliance with such anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and (iii) neither the Selling Shareholder nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(r)    The operations of the Selling Shareholder and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable to each such company, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Selling Shareholder and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Selling Shareholder Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Selling Shareholder Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(s)    (i) None of the Selling Shareholder, any of its subsidiaries, or any director, or officer thereof, or, to the Selling Shareholder’s knowledge, any employee, agent or affiliate of the Selling Shareholder or any of its subsidiaries, is a Person that is, or is 50% or more owned by one or more Persons that are:

(A)    currently the subject of any Sanctions, or

(B)    located, organized or resident in a Sanctioned Country.

(ii)    The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, the Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(t)    The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(u)    No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Selling Shareholder or any of its subsidiaries in the Cayman Islands, Brazil or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the shares by the Underwriters in the manner contemplated herein, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, and other than any Brazilian withholding tax payable on commissions due to the Underwriters and any stamp duties arising if the Agreement is executed in or brought into the Cayman Islands.

(v)    The courts of Brazil would recognize as a valid judgment and enforce any final monetary or non-monetary judgment obtained against the Selling Shareholder in the courts of the State of New York, provided that such recognition would be provided by the Brazilian Superior Court of Justice, if such judgment (i) fulfills all formalities required for its enforceability under the laws of the country where foreign judgment was granted; (ii) is issued by a court of competent jurisdiction after proper service of process was made (and, if the relevant party is located in Brazil, service of process has been made in accordance with Brazilian law) or after sufficient evidence of the party’s absence has been given (revelia), as required under applicable law; (iii) is not subject to appeal; (iv) is Apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Apostille Convention, or is duly authenticated by the appropriate Brazilian consulate; (v) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and (vi) is not contrary to Brazilian national sovereignty, public policy or public morality.

(w)    The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained against the Selling Shareholder in the courts of the State of New York based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(x)    Neither the Selling Shareholder nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under U.S. federal, New York state, Cayman Islands or Brazilian law. The irrevocable and unconditional waiver and agreement of the Selling Shareholder contained in Section 15(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands and Brazil.

(y)    The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and Brazil and will be recognized and given effect by the courts of the Cayman Islands and Brazil, except for: (a) in the case of the Cayman Islands, those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws; or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands; and (b), in the case of Brazil, the choice of law will only be honored provided that (i) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (ii) the contract is considered to be international by Brazilian courts; (iii) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts and (iv) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom. For the purposes of (b)(iv) of this paragraph, Brazilian courts have exclusive jurisdiction over matters involving real estate located in Brazil and the declaration of bankruptcy by a Brazilian individual or entity.

(z)    The Selling Shareholder has the power to submit, and pursuant to Section 15(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 15(a)), and has the power to designate, appoint and empower, and pursuant to Section 15(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

3.    Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to issue and sell, and the Selling Shareholder agrees to sell, to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at US$[•] a share (the “Purchase Price”)1.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell, to the Underwriters the Additional Shares, and the Underwriters shall have the option to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this option in whole or in part on a maximum of two occasions by giving written notice to the Company and the Selling Shareholder not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the Closing Date (as defined in Section 5) for the Firm Shares nor later than ten business days after the date of such notice (unless such date is in the agreement of the Company, the Selling Shareholder and the Underwriters). Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.2

4.    Terms of Public Offering. The Company and the Selling Shareholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholder are further advised by you that the Shares are to be offered to the public initially at US$[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] a share, to any Underwriter or to certain other dealers.

[1]	For Cayman Islands law purposes, the Purchase Price may not be lower than the par value of the Class A common shares to be issued by the Company.

5.    Payment and Delivery. Payment for the Firm Shares to be sold by the Company and the Selling Shareholder shall be made to the Company and the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2018, or at such other time on the same or such other date, not later than [•], 2018, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2018, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall, on the Closing Date or Option Closing Date, as applicable, be registered through the book entry facilities of DTC in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.    Conditions to the Underwriters’ Obligations. The obligations of the Company and the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date or the Additional Shares on each Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any material change in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(ii)    there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by U.S. federal, New York State, Cayman Islands or Brazilian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or Brazil, or the declaration by the United States, the Cayman Islands or Brazil of a national emergency or war or (v) the occurrence of any other calamity or crisis or any material change in financial, political or economic conditions in the United States, the Cayman Islands or Brazil, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any issuer free writing prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(c)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer or director of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer or director signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Shearman & Sterling LLP, U.S. counsel for the Company and the Selling Shareholder, each dated the Closing Date, substantially in form of Exhibit A hereto.

(e)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Company and the Selling Shareholder, each dated the Closing Date, substantially in form of Exhibit B hereto.

(f)    The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated the Closing Date, substantially in form of Exhibit C hereto.

(g)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, each dated the Closing Date, substantially in form of Exhibit D hereto.

(h)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Pinheiro Neto Advogados, Brazilian counsel for the Underwriters, each dated the Closing Date, substantially in form of Exhibit E hereto.

(i)    The Underwriters shall have received on the Closing Date an opinion of Maples and Calder, Cayman Islands counsel for the Underwriters, dated the Closing Date, substantially in form of Exhibit F hereto.

(j)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Auditores Independentes, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer of PagSeguro Brazil, in form and substance reasonably satisfactory to the Underwriters.

(l)    The Shares to be sold shall have been listed and admitted and authorized for trading, subject to notice of issuance, on the NYSE.

(m)    The Shares shall have been made eligible for clearance and settlement through DTC.

(n)    The “lock-up” agreements, each substantially in the form of Exhibit G hereto, between you, one the one hand, and the Selling Shareholder and certain officers and directors of the Company, on the other hand, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(o)    The Company shall have appointed Cogency Global Inc., with offices at 10 East 40th Street, 10th Floor, New York, NY, 10016 as its authorized service of process agent as set forth in Section 15(b).

(p)    Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).

(q)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)    an opinion and negative assurance letter of Shearman & Sterling LLP, U.S. counsel for the Company and the Selling Shareholder, each dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(d) hereof.

(iii)    an opinion and negative assurance letter of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Company and the Selling Shareholder, each dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(e) hereof.

(iv)    an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof.

(v)    an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, each dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(g) hereof.

(vi)    an opinion and negative assurance letter of Pinheiro Neto Advogados, Brazilian counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(h) hereof.

(vii)    an opinion of Maples and Calder, Cayman Islands counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof.

(viii)    a letter dated such Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from PricewaterhouseCoopers Auditores Independentes, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; provided that the letter delivered on such Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(ix)    a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of PagSeguro Brazil, confirming that the certificate delivered on the Closing Date pursuant to Section 6(k) hereof remains true and correct as of such Option Closing Date.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to you, without charge, 9 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement, or as soon as possible thereafter, and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Company and counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Company and counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Underwriters’ counsel, (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the NYSE, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company and Underwriters hereunder for which provision is not otherwise made in this Section, provided that any costs or expenses individually exceeding US$20,000 must be previously approved by the Company, such approval not to be unreasonably withheld (other than for the fees and disbursements of counsel to the Underwriters, which the Company has previously approved). It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

(j)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k)    For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent public accountant) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided, however, that the Company may satisfy the requirements of this subsection by filing such information through the Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

(l)    During a period of four years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, upon your request, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company shall not be required to provide documents that are available through EDGAR or posted on the Company’s website. If at any time within three years of the date of this Agreement the Company ceases to be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act to file reports with the Commission on EDGAR, the Company shall furnish to the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; provided that the Company may satisfy the requirements of this paragraph by posting any such information on its website.

(m)    The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”

(n)    The Company will use its best efforts in cooperation with the Underwriters to permit the Shares to be eligible for clearance and settlement through DTC.

(o)    The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE under the symbol “PAGS”.

(p)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(q)    The Company agrees to maintain a transfer agent and, if necessary under the laws of the Cayman Islands, a registrar for the Shares.

(r)    The Company hereby grants to the Underwriters a non-exclusive, non-transferable, non-sub-licensable, royalty free license to use the Company’s trademarks, servicemarks and corporate logo on the Underwriters’ website, solely for the purpose of facilitating the on-line offering of the Shares. Such license shall expire on the last Option Closing Date.

(s)    The Company will promptly notify the Underwriters if the Company ceases to be a Foreign Private Issuer or an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 7).

(t)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(u)    The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any evidenced stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of Brazil, the Cayman Islands or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(v)    All sums payable by the Company or the Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties imposed by the Cayman Islands, Brazil or any political subdivision thereof (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law, in which case the Company or the Selling Shareholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made, provided that no such additional amounts shall be paid with respect to any taxes or duties that were imposed due to (i) an Underwriter having some connection with a Taxing Jurisdiction other than its participation as an Underwriter hereunder or (ii) the failure of the Underwriter or its agent, as the case may be, upon the reasonable request of the Company, to comply with any form, certificate, document or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter or its agent that would have reduced or eliminated such deduction or withholding of taxes or duties (if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes or duties).

The Company also covenants with each Underwriter that, without the prior written consent of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities of the Company, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or under the Company’s long-term incentive plan or the conversion of a security outstanding on the date hereof and described in the Time of Sale Prospectus, (c) any issuance by the Company of Common Shares in connection with a merger, acquisition, joint venture or strategic participation entered into by the Company, provided that the aggregate number of Common Shares issued or issuable under this clause (c) shall not exceed (i) 10% of the total number of Common Shares issued and outstanding as of the date of such merger, acquisition, joint venture or strategic participation, as the case may be, and (ii) the recipient of such Common Shares shall have executed and delivered to the Underwriters a letter or letters, substantially in the form of Exhibit G hereto, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such trading plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period.

If the Underwriters, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(n) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit H hereto through a major news service at least two business days before the effective date of the release or waiver.

8.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.    Indemnity and Contribution. (a) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonably incurred legal or other expenses in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, (except in the case of the Registration Statement, in the light of the circumstances under which they were made), not misleading, except, in each case, insofar as such losses, claims, damages or liabilities arise out of, or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto provided, however, that the aggregate liability of each Underwriter hereunder shall in no event exceed such Underwriter’s net underwriting discounts and commissions with respect to the sale of the Shares hereunder.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission so to notify the indemnifying party, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such omission, shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. The indemnifying party, will be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume defense thereof, and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be paid or reimbursed as they are incurred. Such firm shall be designated in writing by the relevant Underwriter, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any reasonably incurred legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the NYSE, (ii) trading of any securities of the Company shall have been suspended on the NYSE, (iii) a material disruption in securities settlement or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State, Cayman Islands or Brazilian authorities or (v) there shall have occurred any outbreak or escalation of hostilities in the United States, the Cayman Islands or Brazil, or any material change in financial markets, currency exchange rates or controls or any calamity or crisis in the United States, the Cayman Islands or Brazil that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you, the Company or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Entire Agreement; Successors. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Selling Shareholder and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company and the Selling Shareholder acknowledge and agree that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholder. The Company waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c)    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholder and, to the extent provided in Section 9 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. The Company’s engagement of the Underwriters in connection with the offering and process leading up to such offering is as independent contractors and not in any other capacity.

13.    Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same Agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the internal laws of the State of New York.

15.    Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company and the Selling Shareholder irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and the Selling Shareholder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any Specified Court with respect to itself or its property, the Company and the Selling Shareholder irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)    Each of the Company and the Selling Shareholder hereby irrevocably appoints Cogency Global Inc., with offices at 10 East 40th Street, 10th Floor, New York, NY, 10016 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Selling Shareholder represents and warrants that such agent has agreed to act as agent of the Company or the Selling Shareholder, as applicable, for service of process, and the Company and the Selling Shareholder agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

16.    Waiver of Jury Trial. The Company, the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.    Amendment or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

18.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect the meaning or interpretation of, this Agreement.

19.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, the Cayman Islands or São Paulo; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

20.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency (the “Judgment Currency”) in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum adjusted to be so due in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Selling Shareholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss, except in the case that such United States dollars are the result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase United States dollars with the amount of the Judgment Currency actually received by the indemnified person. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

21.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted and confirmed by any standard form of telecommunication or electronic communication. Notices to the Underwriters shall be delivered, mailed or sent to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Notices to the Company shall be delivered, mailed or sent to PagSeguro Digital, Ltd., Av. Brigadeiro Faria Lima, 1384, 4º andar, Parte A, São Paulo, SP, 01451-001, Brazil, Attention: Eduardo Alcaro (Email: ealcaro@uolinc.com),with a copy to the Legal Department. Notices to the Selling Shareholder shall be delivered, mailed or sent to Universo Online S.A., Av. Brigadeiro Faria Lima, 1384, 4º andar, Parte A, São Paulo, SP, 01451-001, Brazil, Attention: Eduardo Alcaro (Email: ealcaro@uolinc.com), with a copy to the Legal Department.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the Underwriters in accordance with its terms.

By executing this Agreement, you hereby confirm and accept this Agreement as of the date first written above.

[SIGNATURE PAGES FOLLOW]

Very truly yours, PAGSEGURO DIGITAL LTD.
By:
Name:
Title:

UNIVERSO ONLINE S.A.
By:
Name:
Title:

Accepted as of the date hereof

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Goldman Sachs & Co. LLC	[•]
Morgan Stanley & Co. LLC	[•]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]
Banco Bradesco BBI S.A.	[•]
Credit Suisse (USA) Securities LLC	[•]
Deutsche Bank Securities Inc.	[•]
Itau BBA USA Securities, Inc.	[•]
J.P. Morgan Securities LLC	[•]

Total:	[•]

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary prospectus issued [•].

2.	Issuer free writing prospectuses: electronic road show.

3.	Testing-the-Waters Communication: [None.]

4.	Pricing information communicated orally by the Underwriters, which consists of:

a.	The public offering price per Share is US$[•]; and

b.	The aggregate number of Shares purchased by the Underwriters is [•].

EXHIBIT A

[FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF SHEARMAN & STERLING LLP]

EXHIBIT B

[FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA ADVOGADOS]

EXHIBIT C

[FORM OF OPINION OF CONYERS DILL & PEARMAN]

EXHIBIT D

[FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF DAVIS POLK & WARDWELL LLP, U.S.]

EXHIBIT E

[FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF PINHEIRO NETO ADVOGADOS]

EXHIBIT F

[FORM OF OPINION OF MAPLES AND CALDER]

EXHIBIT G

[FORM OF LOCK-UP LETTER]

[•], 2018

Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

acting severally on behalf of themselves

and the several Underwriters named in Schedule I to the Underwriting Agreement (as defined below)

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (the “Representatives”) as representatives of the several underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement (as defined below) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PagSeguro Digital Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) and Universo Online S.A. (the “Selling Shareholder”), providing for the public offering (the “Public Offering”) by the Underwriters of [•] Class A common shares (the “Shares”) (par value US$0.000025 per share) of the share capital of the Company (the “Common Shares”).

[To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift, (c) distributions of Common Shares or any security convertible into Common Shares to limited partners or shareholders of the undersigned, (d) transfers to the undersigned’s subsidiaries, affiliates or to any investment fund or other entity controlled or managed or under common control or management by the undersigned, (e) any transfer pursuant to a bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of any Common Shares or other securities of the Company involving a change of control of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the

Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period. For purposes of this agreement, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, acquisition, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 100% of total voting power of the voting stock of the Company.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company, the Selling Shareholder and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder and the Underwriters.

[Signature Page Follows]

Very truly yours,

(Name)

(Address)

EXHIBIT H

FORM OF WAIVER OF LOCK-UP

[•], 2018

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by PagSeguro Digital Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) and Universo Online S.A. (the “Selling Shareholder”) of [•] Class A common shares, US$0.000025 par value (the “Common Shares”), of the Company and the lock-up letter dated [•], 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 2018, with respect to [•] Common Shares (the “Shares”). Terms used, but not otherwise defined herein shall have the meanings set forth in the Lock-up Letter.

The Underwriters hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•], 2018; [provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours, Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I of the Underwriting Agreement

Goldman Sachs & Co. LLC
By:
Name:
Title:
Morgan Stanley & Co. LLC
By:
Name:
Title:

cc: [Company]

FORM OF PRESS RELEASE

[Name of Company]

[Date]

PagSeguro Digital Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) announced today that [Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC], the lead book-running managers in the Company’s recent public sale of [•] class A common shares are [waiving][releasing] a lock-up restriction with respect to [•] class A common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [•], 2018, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.